Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal Third Quarter 2023

GAAP net revenue increased 56% to $1.41 billion

GAAP net loss per share was $0.91

GAAP net cash provided by operating activities for the nine-months ended December 31, 2022 was $35.8 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the nine-months ended December 31, 2022 was $122.9 million

Net Bookings grew 60% to $1.38 billion

Company updates outlook for fiscal year 2023, including Net Bookings of $5.2 to $5.25 billion

New York, NY – February 6, 2023 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for the third quarter of its fiscal year 2023, ended December 31, 2022. Third quarter results include the Company's combination with Zynga, which closed on May 23, 2022, and affects the comparability of its results relative to last year. In addition, the Company revised its outlook for fiscal year 2023, ending March 31, 2023, and provided its initial outlook for the fourth quarter of fiscal year 2023, ending March 31, 2023. For further information, please see the third quarter fiscal 2023 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

Third Quarter Fiscal 2023 Financial Highlights

GAAP net revenue increased 56% to $1.41 billion, as compared to $903.3 million in last year’s fiscal third quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content, in game purchases and in-game advertising) increased 104% and accounted for 79% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 68% to $1.34 billion, as compared to $795.7 million in last year’s fiscal third quarter, and accounted for 95% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K23 and NBA 2K22; Grand Theft Auto® Online and Grand Theft Auto V; Empires & Puzzles™; Toon Blast™; Rollic's hyper-casual portfolio; Red Dead Redemption® 2 and Red Dead Online; Words With Friends™; Merge Dragons!™; and Toy Blast™.

GAAP net loss was $153.4 million, or $0.91 per share, as compared to net income of $144.6 million, or $1.24 per diluted share, for the comparable period last year.

During the nine-month period ended December 31, 2022, GAAP net cash provided by operating activities was $35.8 million, as compared to $19.2 million in the same period last year. During the nine-month period ended December 31, 2022, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $122.9 million, as compared to $278.7 million in the same period last year (please see the section below titled “Non-GAAP Financial Measures” for additional information). As of December 31, 2022, the Company had cash and short-term investments of $1.13 billion and debt of $3.09 billion.

The following data, together with a management reporting tax rate of 18%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended December 31, 2022
		Financial Data
GAAP	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition
Total net revenue	$1,407.8	(25.0)
Cost of revenue	691.9	6.4	(8.4)	(202.7)
Gross profit	715.9	(31.4)	8.4	202.7
Operating expenses	888.8		(78.0)	(99.1)	(21.5)
(Loss) income from operations	(172.9)	(31.4)	86.4	301.8	21.5
Interest and other, net	(28.3)	(3.8)			3.4
(Loss) gain on fair value adjustments, net	1.1				(1.1)
(Loss) income before income taxes	(200.1)	(35.2)	86.4	301.8	23.8

Non-GAAP
EBITDA	147.8	(31.4)	86.4		19.2

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 169.2 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal third quarter 2023, total Net Bookings grew 60% to $1.38 billion, as compared to $866.1 million during last year’s fiscal third quarter. Net Bookings from recurrent consumer spending grew 117% and accounted for 78% of total Net Bookings. Digitally-delivered Net Bookings were up 72% to $1.31 billion, as compared to $762.3 million in last year’s fiscal third quarter, and accounted for 95% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K23; Grand Theft Auto Online and Grand Theft Auto V; Empires & Puzzles; Toon Blast; Red Dead Redemption 2 and Red Dead Online; Rollic's hyper-casual portfolio; Words With Friends; Merge Dragons!; and Toy Blast.

Management Comments

“During the third quarter, we continued to execute on our ambition to create the highest-quality, most engaging interactive entertainment franchises in the industry,” said Strauss Zelnick, Chairman and CEO of Take-Two. "Our new game releases and post-launch content received significant critical acclaim; however, our Net Bookings of $1.38 billion were slightly below our prior guidance, as we believe that consumers shifted their holiday spending toward established blockbuster franchises and titles that were offered with pricing promotions in light of macroeconomic conditions. While our catalog benefited from this trend, it affected the performance of certain of our new releases and recurrent consumer spending for some of our console and PC games."

"We are operating in an environment that is in many ways more challenging than we anticipated and we are lowering our Fiscal 2023 Net Bookings guidance to $5.2 to $5.25 billion to take this backdrop into account. Accordingly, we have embarked on a cost reduction program that we believe will deliver over $50 million of annual savings, which is in addition to the $100 million of annual cost synergies that we plan to realize from our combination with Zynga. These initiatives are expected to optimize our Company’s expense structure, while also positioning us to deliver on our anticipated growth trajectory. Our balance sheet remains strong, allowing us to navigate these uncertain times with confidence."

"We have always managed our business for the long-term. As we achieve the powerful synergies from our combination with Zynga, release new titles from our robust multi-year pipeline, and execute on our cost savings initiatives, we expect to deliver sequential growth and record performance over the next several years, which we anticipate will drive meaningful shareholder value."

Cost Reduction Program

In light of the current backdrop and Take-Two’s strong commitment to efficiency, the Company is implementing a cost reduction program expected to yield over $50 million of annual savings, which it will begin to realize in the fourth quarter of its Fiscal Year 2023. The program includes personnel, processes, infrastructure, and other areas, and will primarily focus on corporate and publishing functions. This cost reduction program is in addition to the over $100 million of cost synergies the Company expects to realize from its combination with Zynga, and is not expected to impact the delivery of its robust multi-year pipeline. Take-Two believes these actions, combined with its focus on profitably growing its scale, will enable the Company to maximize its margins as it delivers on its anticipated growth trajectory over the next few years.

Return to Office Update

At Take-Two, our number one priority has remained the health and safety of our employees and their families. The majority of our global offices have reopened. We continue to follow protocols from local governments and health officials to ensure that we are adhering to their safety standards.

Business and Product Highlights

Since October 1, 2022:

Rockstar Games:
•On January 19th, announced that Grand Theft Auto: The Trilogy – The Definitive Edition is available to purchase on Steam, and on sale through February 2nd as part of the Rockstar Games Publisher Sale. In addition to modern controls, graphical and environmental upgrades, and other enhancements — these versions of Grand Theft Auto III, Grand Theft Auto: Vice City, and Grand Theft Auto: San Andreas are Playable on Steam Deck and support additional features including achievements and more.
•Rockstar Games continued to provide an array of free content for their vast and growing online communities, including:
◦On December 13th, introduced Los Santos Drug Wars, a mind-expanding new GTA Online story update. Los Santos Drug Wars includes an ongoing slate of content, including additional story missions, a new Acid Van business, a fleet of classic and contemporary rides, new weaponry for players to expand their arsenal, and so much more. The update also adds a wide range of community-requested items, including new improvements to Freemode and beyond, various quality of life improvements, vehicle and economy updates, and other enhancements.
◦To celebrate Halloween, Grand Theft Auto Online delivered a month-long schedule of events and gameplay, including the Beast vs. Slasher Adversary Mode, enhanced rewards and payouts, spooky items, and more.
◦Through the GTA+ premium membership program, enrolled members benefit from a rotation of numerous exclusive in-game benefits, including vehicles, upgrades, and special perks in Los Santos Drug Wars.
◦Released new updates for Red Dead Online, including the Halloween Hardcore Telegram Mission, and new Call to Arms locations for Halloween and the holidays.

2K:
•Continued to drive engagement for NBA 2K23 with the launch of seasons that feature new songs by top artists, apparel, themed events, and more.
•On October 18th, 2K released NBA 2K23 Arcade Edition, the authentic mobile experience for the NBA 2K basketball game on Apple Arcade. The experience includes the all-new “The Greatest” mode, which features 20 of the “Greatest of All-Time” NBA players from the current NBA season at launch, along with official NBA commentary for a more immersive and realistic NBA gameplay experience. This is in addition to a variety of features and modes that offer more ways to play, including Association Mode, where aspiring coaches can play out becoming the GM or Head Coach of their favorite NBA Franchise or build out their dream team.
•On October 14th, 2K released PGA TOUR® 2K23, the latest entry in the golf simulation video game franchise. Featuring PGA TOUR icon and all-time sports great Tiger Woods as cover athlete, PGA TOUR 2K23 celebrates Woods’ legacy by introducing him as both a playable in-game pro and an Executive Director advising the game’s development team. PGA TOUR 2K23 included 20 licensed courses at launch, including the industry-leading Course Designer, offering players the opportunity to build their dream courses and share them with a global online community. PGA TOUR 2K23 also offers new casual modes to help new players get into the game, while giving seasoned players new challenges and opportunities to work on their skills. The introduction of Topgolf offers a unique experience emulating the popular golf entertainment phenomenon, where players can aim for targets and try to earn the highest score. Training mode offers multiple ways to develop skills, including swing calibration, lessons, chipping practice, a driving range and a putting green.
•In December, 2K and HB Studios supported PGA TOUR 2K23 with a limited-edition holiday bundle that included NBA 2K23 and new content featuring branded gear from Barstool Sports, 100 Thieves, and Dude Perfect.
•On January 23rd, announced that WWE 2K23, the newest installment of the flagship WWE video game franchise developed by Visual Concepts, will be coming soon for PlayStation 5, PlayStation 4, Xbox Series X|S, Xbox One, and PC via Steam. In celebration of his 20th anniversary as a WWE Superstar, 16-time World Champion, Hollywood icon, record-setting philanthropist, and WWE 2K23 Executive Soundtrack Producer, John Cena, will be featured on the cover of each edition of the game. Global music phenom Bad Bunny - Billboard's Top Artist of the Year and one of the most streamed artists in the world for 2022 - will also make his WWE 2K debut. WWE 2K23 features several franchise advancements, including a unique new take on the 2K Showcase, the WWE 2K introduction of the fan-favorite WarGames, and expansions to several marquee game modes. WWE 2K23 Deluxe Edition and Icon Edition are scheduled for worldwide release on Tuesday, March 14, 2023 via Early Access, followed by the Standard and Cross-Gen editions on Friday, March 17, 2023.
•During the quarter, WWE Supercard released new seasons, including new card tiers, official match commentary and special equipment. This was in addition to their earlier Halloween-themed content drop featuring the infamous Chucky character from the Child’s Play horror film franchise, which coincided with the Season 2 premiere of the Chucky TV series on USA/Syfy.
•On December 2nd, 2K and Marvel Entertainment released Marvel's Midnight Suns on Windows PC via Steam and Epic Games Store, PlayStation 5 and Xbox Series X|S. Created by Firaxis Games, the legendary studio behind the critically-acclaimed, world-renowned XCOM and Civilization franchises, Marvel's Midnight Suns combines the rich story, character relationships, customization and progression of an RPG with the tactical strategy and combat mechanics of a revolutionary new card-based tactics game.
•On December 22nd, 2K announced Firaxis Tactical Legends, a new special offer on Steam that was available through January 2, 2023 and includes base game versions of Marvel's Midnight Suns, XCOM: Enemy Unknown and XCOM 2.
•On October 21st, 2K and Gearbox Software launched New Tales from the Borderlands, a standalone, choice-based interactive narrative adventure set in the Borderlands universe. The title contains a number of compelling narrative dynamics and features that bring the cinematic experience to new heights.
•On October 24th, 2K and Supermassive Games launched a new Halloween-themed DLC for The Quarry featuring a classic makeover with new character outfits inspired by ‘50s horror. Entitled the 50s Throwback Character Outfit DLC, the update was free for new and returning players for a limited time, after which it was available for individual purchase.
•On November 15th, 2K announced Civilization VI: Leader Pass, a new season pass that adds 18 new playable leader selections to Civilization VI, offering players more ways to rule in the critically-acclaimed strategy game.

Private Division:
•On December 9th, Private Division and Piccolo Studio announced After Us during The Game Awards. This riveting exploration adventure game will launch in Spring 2023 for PC on Steam, and on PlayStation 5 and Xbox Series X|S.
•On December 14th, Private Division celebrated its 5th anniversary by revealing a publishing agreement with Bloober Team. The independent Polish developer is best known for creating psychological horror games and is working on an upcoming unannounced new survival horror IP in partnership with Private Division. Additionally, the label unveiled the Private Division Development Fund to support smaller independent development teams with project financing and mentorship opportunities to enable them to self-publish their ambitious titles. Private Division also released a video highlighting its internal studios and developers they have recently partnered with for upcoming releases.

Zynga:
•On October 26th, CSR Racing 2 released Race Pass, an all-new seasonal way to earn rewards, complete objectives, and unlock some of the most exciting cars in CSR history. Race Pass features innovative new rewards that help players max out their cars and drive stronger player retention and monetization.
•On November 17th, Rollic completed the acquisition of mobile game developer Popcore. A leader in the puzzle genre, the Berlin-based Popcore is home to a number of chart-topping games further strengthening Rollic as a leader among hyper-casual publishers worldwide. Following the acquisition, Popcore’s Tap Away game reached the #1 spot for most downloaded game multiple times throughout the quarter in Apple’s U.S. App Store.
•On November 17th, Top Eleven launched a wide slate of in-game updates celebrating the World Cup, including a limited-time mini-game, Penalty Clash, in which players from around the globe could compete for rewards and in-game content.
•On November 21st, Harry Potter: Puzzles & Spells launched Club Quidditch, the game’s first-ever Club vs. Club competition, which drove a meaningful lift in player engagement and monetization during the event.
•In December, Rollic’s game Balls’n Ropes reached the #1 most downloaded game in the U.S., giving Rollic a total of 20 games that have reached #1 or #2 in Apple’s U.S. App Store.
•During the quarter, Small Giant released several in-game events in Empires & Puzzles including Alliance Quest Musketeers, the game’s biggest-ever Black Friday event in terms of revenue, and Contest of Elements.

Ghost Story Games:
•On December 9th, Ghost Story Games, the development studio led by game creator Ken Levine, announced during The Game Awards that Judas, an all-new single-player, narrative first-person shooter is in development for the PlayStation 5, Xbox Series X|S, and PC via Steam and Epic Games Store. In conjunction with the project reveal, Ghost Story Games has launched the official pages for Judas on Steam and the Epic Games Store where fans can now add the game to their Wishlist.

Outlook for Fiscal 2023

Take-Two is revising its outlook for the fiscal year ending March 31, 2023, and is providing its initial outlook for its fiscal fourth quarter ending March 31, 2023:

Fiscal Year Ending March 31, 2023

•GAAP net revenue is expected to range from $5.24 to $5.29 billion
•GAAP net loss is expected to range from $721 to $704 million
•GAAP net loss per share is expected to range from $4.50 to $4.40
•Share count used to calculate GAAP net loss per share is expected to be 159.8 million
•Share count used to calculate management reporting diluted net income per share is expected to be 161.8 million(1)
•Net cash provided by operating activities is expected to be over $350 million
•Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $400 million (2)
•Capital expenditures are expected to be approximately $170 million
•Net Bookings (operational metric) are expected to range from $5.2 to $5.25 billion
•EBITDA (Non-GAAP) is expected to range from $386 to $406 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2023
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Loss on long-term investments, net	Amortization of acquired intangibles	Business acquisition
GAAP
Total net revenue	$5,240 to $5,290	$(40)
Cost of revenue	$2,530 to $2,549	$10	$(11)		$(694)
Operating expenses	$3,396 to $3,406		$(346)		$(332)	$(153)
Interest and other, net	$174	$(1)		$(49)		$(14)
(Loss) income before income taxes	$(860) to $(839)	$(49)	$357	$49	$1,026	$167

Non-GAAP
EBITDA	$386 to $406	$(50)	$357	$49		$153

Fourth Quarter Ending March 31, 2023

•GAAP net revenue is expected to range from $1.34 to $1.39 billion
•GAAP net loss is expected to range from $214 to $197 million
•GAAP net loss per share is expected to range from $1.27 to $1.17
•Share count used to calculate GAAP net loss per share is expected to be 168.0 million
•Share count used to calculate management reporting diluted net income per share is expected to be 169.2 million(4)
•Net Bookings (operational metric) are expected to range from $1.31 to $1.36 billion
•EBITDA (Non-GAAP) is expected to range from $102 to $122 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending March 31, 2023
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of intangible assets	Business acquisition
GAAP
Total net revenue	$1,336 to $1,386	$(26)
Cost of revenue	$688 to $708	$(5)	$(24)	$(198)
Operating expenses	$871 to $881		$(71)	$(97)	$(5)
Interest and other, net	$29				$(2)
(Loss) income before income taxes	$(252) to $(232)	$(21)	$95	$295	$7

Non-GAAP
EBITDA	$102 to $122	$(21)	$95		$5

1)Includes 159.8 million basic shares and 2.0 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.
2)Adjusted for changes in restricted cash.
3)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
4)Includes 168.0 million basic shares and 1.2 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since October 1, 2022:

Label	Product	Platforms	Release Date
2K	PGA TOUR 2K23	PS4, PS5, Xbox One, Xbox Series X|S, PC (Steam)	October 14, 2022
2K	NBA 2K23 Arcade Edition	Apple Arcade	October 18, 2022
2K	New Tales From The Borderlands	PS4, PS5, Xbox One, Xbox Series X|S, PC (Steam & Epic Games Store), Switch	October 21, 2022
Private Division	OlliOlli World: Finding the Flowzone (DLC, Digital Only)	PS4, PS5, Xbox One, Xbox Series X|S, Switch, PC	November 2, 2022
2K	Marvel's Midnight Suns	PS5, Xbox Series X|S, PC (Steam and Epic Games Store)	December 2, 2022
Rockstar Games	Grand Theft Auto Online: Los Santos Drug Wars	PS4, PS5, Xbox One, Xbox Series X|S, PC	December 13, 2022

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
Private Division	Kerbal Space Program 2 (Early Access)	PC (Steam, Epic Games Store)	February 24, 2023
2K	WWE 2K23	PS4, PS5, Xbox One, Xbox Series X|S, PC (Steam)	March 17, 2023
Private Division	After Us (Digital Only)	PS5, Xbox Series X|S, PC (Steam)	Spring 2023
Rockstar Games	Grand Theft Auto: The Trilogy - The Definitive Edition	iOS, Android	TBA
2K	Marvel's Midnight Suns	PS4, Xbox One, Switch	TBA
Zynga	Star Wars Hunters	iOS, Android, Switch	TBA
Ghost Story Games	Judas	PS5, Xbox Series X|S, PC (Steam, Epic Games Store)	TBA

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, and EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. The Company has chosen to report EBITDA in light of the combination with Zynga, including the related debt financing. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.
These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These Non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating these Non-GAAP financial measures used by the Company. Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses these Non-GAAP financial measures in assessing the Company's operating results and in planning and forecasting. A reconciliation of these Non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended December 31, 2022.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are designed for console systems, personal computers, and Mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net revenue:
Game	$1,231.3	$883.3	$3,469.3	$2,512.3
Advertising	176.5	20.0	434.4	62.5
Total net revenue	1,407.8	903.3	3,903.7	$2,574.8
Cost of revenue:
Software development costs and royalties	294.1	43.1	749.1	275.0
Product costs	204.6	73.0	526.0	186.0
Internal royalties	116.7	172.8	334.4	477.8
Licenses	76.5	61.5	232.1	198.0
Total cost of revenue	691.9	350.4	1,841.6	1,136.8
Gross profit	715.9	552.9	2,062.1	1,438.0
Selling and marketing	446.7	135.3	1,163.1	375.2
Research and development	238.2	116.7	655.2	310.5
General and administrative	168.9	130.8	620.6	363.0
Depreciation and amortization	35.0	16.0	86.0	44.6
Total operating expenses	888.8	398.8	2,524.9	1,093.3
(Loss) income from operations	(172.9)	154.1	(462.8)	344.7
Interest and other, net	(28.3)	(5.6)	(108.1)	(7.2)
Gain (loss) on fair value adjustments, net	1.1	3.7	(36.6)	6.1
(Loss) income before income taxes	(200.1)	152.2	(607.5)	343.6
(Benefit from) provision for income taxes	(46.7)	7.6	(93.1)	36.5
Net (loss) income	$(153.4)	$144.6	$(514.4)	$307.1

Earnings (loss) per share:
Basic (loss) earnings per share	$(0.91)	$1.25	$(3.27)	$2.66
Diluted (loss) earnings per share	$(0.91)	$1.24	$(3.27)	$2.63
Weighted average shares outstanding
Basic	168.0	115.3	157.2	115.6
Diluted	168.0	116.7	157.2	116.8
Computation of Basic EPS:
Net (loss) income	$(153.4)	$144.6	$(514.4)	$307.1
Weighted average shares outstanding - basic	168.0	115.3	157.2	115.6
Basic (loss) earnings per share	$(0.91)	$1.25	$(3.27)	$2.66
Computation of Diluted EPS:
Net (loss) income	$(153.4)	$144.6	$(514.4)	$307.1
Weighted average shares outstanding - basic	168.0	115.3	157.2	115.6
Add: dilutive effect of common stock equivalents	—	1.4	—	1.2
Weighted average common shares outstanding - diluted	168.0	116.7	157.2	116.8
Diluted (loss) earnings per share	$(0.91)	$1.24	$(3.27)	$2.63

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	December 31, 2022	March 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$860.9	$1,732.1
Short-term investments	268.6	820.1
Restricted cash and cash equivalents	331.5	359.8
Accounts receivable, net of allowances of $1.3 and $0.4 at December 31, 2022 and March 31, 2022, respectively	711.1	579.4
Software development costs and licenses	68.1	81.4
Contract assets	84.4	104.9
Prepaid expenses and other	282.1	193.4
Total current assets	2,606.7	3,871.1
Fixed assets, net	360.6	242.0
Right-of-use assets	319.9	217.2
Software development costs and licenses, net of current portion	1,035.9	755.9
Goodwill	6,788.2	674.6
Other intangibles, net	5,222.6	266.5
Deferred tax assets	123.9	73.8
Long-term restricted cash and cash equivalents	109.9	103.5
Other assets	313.7	341.7
Total assets	$16,881.4	$6,546.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$151.6	$125.9
Accrued expenses and other current liabilities	1,313.3	1,074.9
Deferred revenue	1,136.4	865.3
Lease liabilities	58.5	38.9
Short-term debt	350.0	—
Total current liabilities	3,009.8	2,105.0
Long-term debt, net	2,735.5	—
Non-current deferred revenue	31.0	70.9
Non-current lease liabilities	354.2	211.3
Non-current software development royalties	121.2	115.5
Deferred tax liabilities, net	711.3	21.8
Other long-term liabilities	368.0	212.1
Total liabilities	$7,331.0	$2,736.6
Commitments and contingencies (See Note 12)
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized; no shares issued and outstanding at December 31, 2022 and March 31, 2022	—	—
Common stock, $0.01 par value, 300.0 and 200.0 shares authorized; 192.2 and 139.0 shares issued and 168.5 and 115.4 outstanding at December 31, 2022 and March 31, 2022, respectively	1.9	1.4
Additional paid-in capital	8,928.7	2,597.2
Treasury stock, at cost; 23.7 and 23.7 common shares at December 31, 2022 and March 31, 2022, respectively	(1,020.6)	(1,020.6)
Retained earnings	1,774.6	2,289.0
Accumulated other comprehensive loss	(134.2)	(57.3)
Total stockholders' equity	$9,550.4	$3,809.7
Total liabilities and stockholders' equity	$16,881.4	$6,546.3

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Nine Months Ended December 31,
	2022	2021
Operating activities:
Net (loss) income	$(514.4)	$307.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	147.6	177.8
Stock-based compensation	238.5	142.5
Noncash lease expense	35.2	25.2
Amortization of intellectual property	740.1	49.5
Depreciation	62.9	44.7
Amortization of debt issuance costs	12.3	—
Interest expense	79.0	—
Fair value adjustments	37.1	(6.1)
Other, net	(36.0)	12.2
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	158.0	(85.8)
Software development costs and licenses	(362.9)	(376.5)
Prepaid expenses and other current and other non-current assets	(23.5)	(142.7)
Deferred revenue	(88.1)	10.6
Accounts payable, accrued expenses and other liabilities	(450.0)	(139.3)
Net cash provided by operating activities	35.8	19.2
Investing activities:
Change in bank time deposits	123.0	(43.9)
Sale and maturities of available-for-sale securities	436.1	494.9
Purchases of available-for-sale securities	—	(632.5)
Purchases of fixed assets	(137.7)	(133.4)
Proceeds from sale of long-term investment	20.6	—
Purchases of long-term investments	(10.2)	(8.7)
Business acquisitions	(3,241.8)	(157.3)
Other	(4.8)	1.1
Net cash used in investing activities	(2,814.8)	(479.8)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(90.6)	(59.1)
Issuance of common stock	22.3	19.6
Payment for settlement of convertible notes	(1,166.8)	—
Proceeds from issuance of debt	3,248.9	—
Cost of debt	(22.4)	—
Repayment of debt	(200.0)	—
Settlement of capped calls	140.1	—
Loan repayment	—	(0.2)
Repurchase of common stock	—	(200.0)
Payment of contingent earn-out consideration	(26.9)	—
Net cash provided by (used in) financing activities	1,904.6	(239.7)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(18.6)	(2.7)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(893.0)	(703.0)
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year (1)	2,195.3	2,060.2
Cash, cash equivalents, and restricted cash and cash equivalents, end of period (1)	$1,302.3	$1,357.2

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$886.8	63%	$534.9	59%
International	521.0	37%	368.4	41%
Total net revenue	$1,407.8	100%	$903.3	100%

Net Bookings by geographic region
United States	$872.2	63%	$504.3	58%
International	510.4	37%	361.8	42%
Total Net Bookings	$1,382.6	100%	$866.1	100%

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,336.7	95%	$795.7	88%
Physical retail and other	71.1	5%	107.6	12%
Total net revenue	$1,407.8	100%	$903.3	100%

Net Bookings by distribution channel
Digital online	$1,308.2	95%	$762.3	88%
Physical retail and other	74.4	5%	103.8	12%
Total Net Bookings	$1,382.6	100%	$866.1	100%

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Mobile	$721.2	51%	$103.8	11%
Console	561.4	40%	665.5	74%
PC and other	125.2	9%	134.0	15%
Total net revenue	$1,407.8	100%	$903.3	100%

Net Bookings by platform mix
Mobile	$713.2	52%	$108.2	12%
Console	541.6	39%	622.3	72%
PC and other	127.8	9%	135.6	16%
Total Net Bookings	$1,382.6	100.0%	$866.1	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Nine Months Ended December 31, 2022		Nine Months Ended December 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$2,412.6	62%	$1,543.0	60%
International	1,491.1	38%	1,031.8	40%
Total net revenue	$3,903.7	100%	$2,574.8	100%

Net Bookings by geographic region
United States	$2,442.3	63%	$1,526.9	60%
International	1,447.7	37%	1,035.5	40%
Total Net Bookings	$3,890.0	100%	$2,562.4	100%

	Nine Months Ended December 31, 2022		Nine Months Ended December 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$3,693.7	95%	$2,315.6	90%
Physical retail and other	210.0	5%	259.2	10%
Total net revenue	$3,903.7	100%	$2,574.8	100%

Net Bookings by distribution channel
Digital online	$3,685.1	95%	$2,318.8	90%
Physical retail and other	204.9	5%	243.6	10%
Total Net Bookings	$3,890.0	100%	$2,562.4	100%

	Nine Months Ended December 31, 2022		Nine Months Ended December 31, 2021
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Mobile	$1,820.9	47%	$301.2	12%
Console	1,720.5	44%	1,864.0	72%
PC and other	362.3	9%	409.6	16%
Total net revenue	$3,903.7	100%	$2,574.8	100%

Net Bookings by platform mix
Mobile	$1,795.8	46%	$303.9	12%
Console	1,722.4	44%	1,838.2	72%
PC and other	371.8	10%	420.3	16%
Total Net Bookings	$3,890.0	100.0%	$2,562.4	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended December 31, 2022	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue- Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$1,407.8	$294.1	$204.6	$116.7	$76.5
Net effect from deferred revenue and related cost of revenue	(25.0)	2.7	2.7		1.0
Stock-based compensation		(8.4)
Amortization and impairment of acquired intangibles		(202.7)

Three Months Ended December 31, 2022	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on fair value adjustments, net
As reported	$446.7	$168.9	$238.2	$35.0	$(28.3)	$1.1
Net effect from deferred revenue and related cost of revenue					(3.8)
Stock-based compensation	(23.0)	(25.8)	(29.2)
Amortization and impairment of acquired intangibles	(80.5)		(7.2)	(11.4)
Acquisition related expenses	(1.1)	(16.3)	(4.1)		3.4
Gain on fair value adjustments, net						(1.1)

Three Months Ended December 31, 2021	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$903.3	$43.1	$73.0	$172.8	$61.5
Net effect from deferred revenue and related cost of revenue	(37.1)	2.6	2.7		0.2
Stock-based compensation		(9.4)
Amortization and impairment of acquired intangibles		(12.5)

Three Months Ended December 31, 2021	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on fair value adjustments, net
As reported	$135.3	$130.8	$116.7	$16.0	$(5.6)	$3.7
Net effect from deferred revenue and related cost of revenue					1.0
Stock-based compensation	(7.2)	(16.5)	(13.2)
Amortization and impairment of acquired intangibles	(0.8)		(1.6)	(0.3)
Impact of business reorganization		(0.1)
Acquisition related expenses		(14.0)
Gain on fair value adjustments, net						(3.7)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)
Nine Months Ended December 31, 2022	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$3,903.7	$749.1	$526.0	$334.4	$232.1
Net effect from deferred revenue and related cost of revenue	(13.6)	12.9	0.3		2.6
Stock-based compensation		17.0
Amortization and impairment of acquired intangibles		(500.2)

Nine Months Ended December 31, 2022	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$1,163.1	$620.6	$655.2	$86.0	$(108.1)	$(36.6)
Net effect from deferred revenue and related cost of revenue					1.3
Stock-based compensation	(76.2)	(90.6)	(88.7)
Amortization and impairment of acquired intangibles	(196.5)		(17.4)	(24.1)
Acquisition related expenses	(8.0)	(140.1)	(15.3)		24.4	37.9
Gain on long-term investments, net						(0.5)

Nine Months Ended December 31, 2021	Net revenue	Cost of goods revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue - Internal royalties	Cost of revenue - Licenses
As reported	$2,574.8	$275.0	$186.0	$477.8	$198.0
Net effect from deferred revenue and related cost of revenue	(12.4)	6.2	(0.1)		0.2
Stock-based compensation		(31.8)
Amortization and impairment of acquired intangibles		(37.6)

Nine Months Ended December 31, 2021	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$375.2	$363.0	$310.5	$44.6	$(7.2)	$6.1
Net effect from deferred revenue and related cost of revenue					1.4
Stock-based compensation	(22.4)	(50.3)	(38.0)
Amortization and impairment of acquired intangibles	(4.5)		(5.0)	(1.0)
Impact of business reorganization		(0.5)
Acquisition related expenses		(39.5)
Gain on long-term investments, net						(6.1)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)

	Nine Months Ended December 31,
	2022	2021
Net cash from operating activities	$35.8	$19.0
Net change in Restricted cash (1)	87.1	259.7
Adjusted Unrestricted Operating Cash Flow	$122.9	$278.7

	Nine Months Ended December 31,
	2022	2021
Restricted cash beginning of period	$463.3	$637.4
Restricted cash end of period	441.4	370.5
Restricted cash related to acquisitions	(65.2)	7.1
(1) Net change in Restricted cash	$87.1	$259.7

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)
	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(153.4)	$144.6	$(514.4)	$307.1
(Benefit from) provision for income taxes	(46.7)	$7.6	$(93.1)	$36.5
Interest expense (income)	22.5	$(1.0)	$72.1	$(3.2)
Depreciation and amortization	35.0	16.0	86.0	44.6
Amortization of acquired intangibles	290.4	12.5	714.1	47.0
EBITDA	$147.8	$179.8	$264.6	$432.0

Outlook
Twelve Months Ending March 31, 2023
Net loss	$(721) to $(704)
Benefit from income taxes	$(138) to $(135)
Interest expense	$100
Depreciation	$119
Amortization of acquired intangibles	$1,026
EBITDA	$386 to $406

Outlook
Three Months Ending March 31, 2023
Net loss	$(214) to $(197)
Benefit from income taxes	$(38) to $(35)
Interest expense	$28
Depreciation	$32
Amortization of acquired intangibles	$294
EBITDA	$102 to $122